EXHIBIT 99.3

August 5, 2011

Re: FHLBanks' Joint Capital Enhancement Agreement and Amendments to the Seattle Bank's Capital Plan
Dear Seattle Bank Member,
On February 28, 2011, the 12 Federal Home Loan Banks (FHLBanks) entered into a Joint Capital Enhancement Agreement (Agreement) intended to enhance the capital position of each FHLBank. I am pleased to announce that the FHLBanks have amended their capital plans to implement the provisions of the Agreement, and that the Federal Housing Finance Agency (Finance Agency) approved the capital plan amendments on August 5, 2011. The amended capital plans, including the Seattle Bank's amended capital plan, will become effective on September 5, 2011.
Since 1989, the FHLBanks have paid a portion of their earnings every year to the Resolution Funding Corporation (REFCORP). Starting in 2000, each FHLBank was required to contribute 20 percent of its earnings toward these payments. On August 5, 2011, the Finance Agency certified that the FHLBanks have fully satisfied their REFCORP obligations.
Now that the REFCORP obligation has been fully satisfied, each FHLBank will allocate 20 percent of its net income, beginning with the third quarter in 2011, to its own separate restricted retained earnings account until the balance of the account equals at least one percent of its average balance of outstanding consolidated obligations for the previous quarter, as stated in the Agreement. These restricted retained earnings will not be available to pay dividends, but will remain on the FHLBank's balance sheet as an additional capital buffer against losses. The new restricted retained earnings account established under the Agreement will be separate from any other restricted retained earnings account maintained by the FHLBank.
The Joint Capital Enhancement Agreement was amended August 5, 2011 to reflect differences between the original Agreement and the capital plan amendments, including:

•	Changes to the definition of an automatic termination event,

•	Additional provisions for determining whether an automatic termination event has occurred, and

•	Modifications to the provisions regarding the release of restricted retained earnings if the Agreement is terminated.
For more information about the Joint Capital Enhancement Agreement and the amendments to the Capital Plan, please refer to:

•	The Seattle Bank's 8-K filings with the Securities and Exchange Commission (SEC) on March 1, 2011, and on August 5, 2011, which are available on the SEC website

•	The enclosed Joint Capital Enhancement Agreement Q&A, dated August 5, 2011

If you have any questions or comments about the Seattle Bank's Capital Plan amendments or the Agreement, please feel free to contact your Seattle Bank Relationship Manager.
Sincerely,
/s/ Steven R. Horton
Steven R. Horton
Acting President and Chief Executive Officer

Enclosure: Joint Capital Enhancement Agreement Q&A

Seattle Bank Relationship Managers:

John Biestman	206.340.2473
Debra Davis	206.340.8663
Brett Manning	206.340.2472
Jim Mochizuki	206.340.2345
Glen Simecek	206.340.2484
Chris Thomas	206.340.2370

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential benefits of the Agreement. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “intended,” “will,” and “expect,” or their negatives or other variations on these terms. The Seattle Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results, and legislative or regulatory changes. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.